EXHIBIT 21



                  SUBSIDIARIES OF FORT HOWARD CORPORATION




NAME OF SUBSIDIARY                    STATE OR COUNTRY OF INCORPORATION
------------------                    ---------------------------------

FORT HOWARD EXPORT, LTD.              U.S. VIRGIN ISLANDS

FORT STERLING LIMITED                 ENGLAND

HARMON ASSOC., CORP.                  NEW YORK

FORT HOWARD DE MEXICO S.A. DE C.V.    MEXICO